                         MANAGEMENT CONSULTING AGREEMENT


     THIS MANAGEMENT CONSULTING AGREEMENT, dated as of July 2, 1997 (this "Agreement"), is by and between FANNIE MAY HOLDINGS, INC. (the "Company") and TJC MANAGEMENT CORP. (the "Consultant").

                                   WITNESSETH

     WHEREAS, the Consultant's personnel are highly skilled in the field of rendering advice to business concerns such as the Company; and

     WHEREAS, the Company and the Consultant entered into that certain Management Consulting Agreement dated as of October 30, 1991 (as amended, the "Original Management Consulting Agreement"), pursuant to which the Consultant agreed to render certain consulting services to the Company and its subsidiaries, if any, and the Company agreed to pay the Consultant certain fees and expenses for a term continuing until November 1, 1997, unless extended, or sooner terminated, as provided in the Original Management Consulting Agreement; and

     WHEREAS, as of March 1, 1997, the Company had accrued an aggregate amount of $1,183,000 in fees owing to the Consultant under the Original Management Consulting Agreement and the Company intends to pay on or about the date hereof any and all accrued and unpaid amounts to the Consultant; and

     WHEREAS, the Company and the Consultant desire to terminate the Original Management Consulting Agreement effective as of their entering into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

     1. The Original Management Consulting Agreement is hereby terminated and deemed of no further force or effect; provided, however, that the Company shall remain obligated to pay to the Consultant (or its designee(s)) any and all fees and expenses due thereunder.

     2. The Company hereby retains the Consultant for the term of this Agreement to render consulting services from time to time to it regarding the Company and its subsidiaries, if any, their financial and business affairs and their relationships with their lenders and stockholders, and the operation and expansion of their businesses. The Consultant's personnel shall attend meetings of the Board of Directors of the Company and its subsidiaries and shall be available to the Company's managers, auditors and other personnel for consultation and advice, subject to Consultant's reasonable convenience and scheduling. Services may be rendered at the Consultant's offices or at such other locations selected by the Consultant as the Company shall from time to time agree upon.

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     3.   The Company agrees to pay the Consultant a fee of $364,000 per annum, payable in four equal quarterly installments in arrears, on the last day of each fiscal quarter, the first payment of which shall be made (prorated for the number of days, commencing with the date hereof, during which this Agreement was in effect) on the last day of the fiscal quarter ending in August 1997.

     4. (a) In addition to the management consulting services set forth in paragraph 2 above, and subject to paragraph 4(b) below, the Consultant also shall from time to time during the term of this Agreement provide financial advisory services to the Company, and in its capacity as financial advisor to the Company, the Consultant shall maintain its familiarity with the Company's operations, prospects, assets, capitalization and financial position, the trading markets for its securities if relevant, and such other related factors as the Consultant deems relevant. The Consultant will advise the Company as to opportunities in the financial markets for the Company, assist the Company in all of its financing transactions and advise the Company in any future recapitalization transactions, acquisitions or dispositions of assets or any similar transactions.

          (b) For so long as there are any directors of the Company designated by TCW Capital or its affiliates, prior to rendering the financial advisory services contemplated by paragraph 4(a) above, the Company shall have obtained the consent and approval of TCW Capital or the two (2) directors of the Company designated by TCW Capital or its affiliates.

          (c) Subject to paragraph 4(b) above, in consideration of the services to be provided by the Consultant pursuant to paragraph 4(a) above, the Company shall make the following payments to the Consultant:

               (i) for any future recapitalizations, acquisitions or dispositions of the Company's assets, sale of the Company stock, merger, consolidation or similar transaction, a fee of two percent (2%) of the transaction value payable upon consummation of such transaction; and

               (ii) for any financing transaction, a fee of one percent (1%) of the aggregate amount financed in such transaction.

     5. In addition to the amounts payable pursuant to paragraphs 3 and 4(c) above, the Company shall reimburse the Consultant for actual and direct out-of-pocket expenses incurred by the Consultant and its personnel in performing the services hereunder, including, but not limited to, any travel expenses and legal and accounting fees incurred. The Company shall make such reimbursement payments to the Consultant within 30 days of the date it receives a statement therefor together with such supporting data as the Company may reasonably require.

     6. Notwithstanding the foregoing, the Company shall not be required to pay, and the Consultant shall have no right to receive and keep, the foregoing fees referred to in paragraphs 3 or 4(c) above, if and to the extent expressly prohibited by, or deferred pursuant to, the provisions of any credit, stock, financing or other agreements or instruments (including, without limitation, (i) the Securities Purchase Agreement dated as of October 30, 1991, (ii) the Indenture dated as of July 2,

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1997, pursuant to which the 10 1/4% Senior Secured Notes were issued and (iii)
the Amended and Restated Credit Agreement dated as of July 2, 1997, each as amended), binding upon the Company, its subsidiaries or their properties; PROVIDED, HOWEVER, that if, as a result of the operation of such prohibitions, deferments, nonpayments or postponements, payments otherwise owed hereunder are not made, such payments shall not be canceled but rather shall accrue, and shall be payable, without interest, by the Company promptly when, and to the extent, that the Company is no longer prohibited from making such payments.

     7. The term of this Agreement shall commence on the date hereof and continue until the fifth anniversary of the date hereof (the "Base Term"); PROVIDED, HOWEVER, that thereafter, this Agreement shall be automatically renewed for successive one-year terms (each, a "Renewal Term") unless either party, not earlier than sixty (60) days nor later than thirty (30) days prior to the last day of the Base Term or any Renewal Term, notifies the other party as to its termination of this Agreement.

     8. The Consultant shall have no liability to the Company on account of any advice which it renders to the Company provided the Consultant believed in good faith that such advice was useful or beneficial to the Company at the time it was rendered.

     9. (a) This Agreement sets forth the entire understanding of the parties with respect to the Consultant's rendering of services to the Company. This Agreement or any provision hereof may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by the Consultant and the Company.

          (b) This Agreement may not be assigned by either party without the consent of the other party but shall be binding upon and inure to the benefit of the parties and their respective successors and assigns upon such permitted assignment; provided, however, that the Consultant may, without the consent of the Company, assign its right to receive fees hereunder to any person or entity. Any services to be performed by the Consultant pursuant to this Agreement may be performed by affiliates of the Consultant and appropriate personnel of such affiliates, or by independent third party contractors, in each case as may be designated from time to time by the Consultant.

          (c) In the event that any provision of this Agreement shall be held to be void or unenforceable, in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision not held void or unenforceable in part shall continue in full force and effect.

          (d) Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail or receipted document delivery service to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereafter specify by written notice to the other party.

          (e) No waiver by either party of any breach of any provision of the Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such

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provision or of any other provision herein contained.

          (f) The Consultant and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

          (g) This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of Illinois.

                            [signature page follows]


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Management
Consulting Agreement as of the date first above written.

                                   FANNIE MAY HOLDINGS, INC.

                                   By: /s/ Ted A. Shepherd
                                      -----------------------------------------

                                   Title: President and Chief Operating Officer
                                         --------------------------------------


                                   TJC MANAGEMENT CORP.

                                   By: /s/ John W. Jordan II
                                      -----------------------------------------

                                   Title: Chairman of the Board and
                                            Assistant Secretary
                                         --------------------------------------



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